UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report   (Date of earliest event reported)   May 14, 2003

MEDIA 100 INC.
(Exact name of registration as specified in charter)

Delaware	0-14779	04-2532613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Donald Lynch Boulevard, Marlborough, MA		01752-4748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (508) 460-1600

(Former name or former address, if changed since last report.)

Item 5.                              Other Events and Required FD Disclosure.

On May 14, 2003, Media 100 Inc. (“Media 100”) entered into a new Series A Convertible Preferred Stock Purchase Agreement, dated May 14, 2003, pursuant to which Media 100 will sell and issue 2,500 shares of its Series A Convertible Preferred Stock, par value $.01 per share, in a private placement to CCM Master Fund Ltd. (“CCM”) for an aggregate purchase price of up to $2,500,000.  According to the agreement, the Company must meet certain covenants regarding stockholders equity or be required to pay cash dividends.  The purchase agreement is attached hereto as Exhibit 4.1.

The Preferred Shares are convertible into Common Stock at an initial conversion price of $0.967, initially representing 2,585,315 shares of common stock.  Subject to certain conditions, each Preferred Share carries a mandatory conversion provision whereby if the closing price of Media 100’s Common Stock exceeds 300% of the conversion price for 45 consecutive trading days, the Preferred Shares shall automatically convert into Common Stock at the conversion price then in effect.  The Preferred Shares are subject to the terms and conditions of the Certificate of Designation of Series A Convertible Preferred Stock which is attached hereto as Exhibit 3.1.

Under the terms of the agreement, the Company must seek stockholder approval for $1,455,000 of the purchase amount because this transaction combined with CCM’s existing ownership, will exceed the 20% threshold requirement of the The NASDAQ Stock Market, Inc.

Under terms of the purchase agreement, under certain circumstances, CCM may exercise a right of first refusal to subscribe for certain equity issued by the Company in its future financings.

Neither the Series A Preferred Securities nor the conversion shares are currently registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  Subject to certain conditions as part of the financing, at any time after the first anniversary of the closing date, the holders of the Registrable Securites constituting at least 50% interest of the total share of Registrable Securities then outstanding may request in writing that Media 100 file a registration agreement with the Securities and Exchange Commission covering the resale of the conversion shares.  The Registration Rights Agreement is attached hereto as Exhibit 4.2.

On May 14, 2003, the Company issued a press release announcing the transaction.  The full text of that press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.

Item 7.                              Financial Statements, Pro Forma Financial Information and Exhibits.

(c)             Exhibits.

Exhibit No.	Exhibit

3.1	Certificate of Designation of Series A Preferred Stock of Media 100 Inc. filed on May 13, 2003 with the Secretary of State of the State of Delaware (filed herewith.)

4.1	Stock Purchase Agreement, dated as of May 14, 2003, by and between Media 100 Inc. and the CCM Master Fund Ltd. (filed herewith.)

4.2	Registration Rights Agreement dated as of May 14, 2003 by and between Media 100 Inc. and the CCM Master Fund Ltd. (filed herewith.)

99.1	Press Release, dated May 14, 2003 announcing the Private Placement of Media 100 Inc. Series A Preferred Stock. (filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA 100 INC.

Dated: May 21, 2003	By:	/s/ Steven D. Shea
Steven D. Shea
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Certificate of Designation of Series A Preferred Stock of Media 100 Inc. filed on May 13, 2003 with the Secretary of State of the State of Delaware (filed herewith).

4.1	Stock Purchase Agreement, dated as of May 14, 2003, by and between Media 100 Inc. and the CCM Master Fund Ltd. (filed herewith.)

4.2	Registration Rights Agreement dated as of May 14, 2003 by and between Media 100 Inc. and the CCM Master Fund Ltd. (filed herewith.)

99.1	Press Release, dated May 14, 2003 announcing the Private Placement of Media 100 Inc. Series A Preferred Stock. (filed herewith.)